Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:
January 29, 2007	Todd A. Gipple
Executive Vice President
Chief Financial Officer
(309) 743-7745

QCR Holdings, Inc.
Announces Earnings Results For the Fourth Quarter of 2006

          QCR Holdings, Inc. (Nasdaq Capital Market/QCRH) today reported that net income for 2006 was $2.8 million, a decrease of $2.0 million, or 42% from 2005.  Diluted earnings per share were $0.57 per share for 2006, compared to $1.04 for 2005, a decrease of 45%.  The results for the year were significantly influenced by three factors:

•

Interest margin compression resulting from the existing inverted yield curve, and resultant intense competition for core deposits and a deposit mix shift from transaction deposits to higher cost sources.

•	Operating expenses associated with our investments in new markets, which have contributed to our significant growth record and potential.

•	Action taken during the fourth quarter, which dictated an additional loan loss provision of $992 thousand due to a recent development with a single lending relationship.

          During 2006, the Company’s total assets increased by 22%, or $229.1 million, to $1.27 billion from $1.04 billion at December 31, 2005.  During this same period, net loans/leases increased by 27%, or $202.7 million, to $950.1 million from $747.4 million at December 31, 2005.  Total deposits increased by 25% to $875.4 million at December 31, 2006 when compared to $698.5 million at December 31, 2005.  Stockholders’ equity rose to $70.9 million at December 31, 2006 as compared to $54.5 million at December 31, 2005, due primarily to a preferred stock offering during the fourth quarter which resulted in a net capital contribution of $12.9 million.

          Fourth quarter net income was significantly impacted by the increased provision expense associated with a single commercial credit in our Milwaukee market.  This action reduced fourth quarter net income by $649 thousand or $0.14 per common share.  Resulting fourth quarter earnings were $246 thousand or $0.02 per diluted share, compared to $520 thousand or $0.11 per diluted share for the third quarter of 2006, and $1.3 million or $0.27 per diluted share for the fourth quarter of 2005.  Excluding the impact of the additional fourth quarter provision, the Company would have reported net income of $895 thousand or $0.16 per diluted share.

          “Despite the narrowing of our net interest spread for the sixth consecutive quarter, the Company’s fourth quarter net interest income grew $159 thousand, or 2%, from the previous quarter, due primarily to our increased loan/lease volumes,” said Mr. Douglas M. Hultquist, President and CEO.  “However, the positive effects of the strong loan/lease growth at our subsidiary banks and leasing company were not enough to neutralize the negative effects from both rate and volume increases in our interest bearing liabilities.  Throughout 2006, the Company’s net interest margin has reflected the stress created by the combination of a flat or inverted yield curve and serving extremely competitive markets.”

          “Nonperforming assets at December 31, 2006 were $7.4 million, which were up from $3.7 million one year ago,” stated Mr. Michael A. Bauer, President and CEO at Quad City Bank & Trust.  “A single commercial relationship at Quad City Bank & Trust contributed $4.3 million to nonperforming assets, when the related loans were placed into nonaccrual status in June.  Partially offsetting this significant addition to nonperforming assets during 2006, was the sale of $545 thousand of property, which had been held in other real estate owned (OREO) at December 31, 2005.”  Mr. Bauer continued, “During the fourth quarter of 2006, nonaccrual loans decreased to $6.5 million, from $7.8 million at September 30, and accruing loans past due 90 days or more increased $525 thousand from the end of the third quarter.”   Mr. Bauer concluded,  “The Company’s allowance for loan/lease losses to total loans/leases was 1.10% at the close of 2006.  Despite the increase in nonperforming assets from year-to-year, the Company’s exposure to loss on several loans at Quad City Bank & Trust has been reduced during 2006, and in turn, reduced the level of provisions for loan/lease losses required by that bank at December 31, 2006 from that required at the close of 2005.”

          “Our credit experience in the fourth quarter is a departure from our historical pattern of performance at levels that have been consistent with industry standards,” said Mr. Hultquist.  “Adding to our disappointment is the fact that this additional provision expense more than offset significant improvement in our fourth quarter earnings over third quarter levels.  Excluding the additional provision expense from our GAAP presentation, our net income for the quarter ended December 31, 2006 of $895 thousand, represented an increase of 72%, or $375 thousand, from the previous quarter.  Quarter-to-quarter total revenue increased by $1.1 million, or 5%, while total expense increased by $524 thousand, or 3%.”

          Todd A. Gipple, Executive Vice President and Chief Financial Officer, summarized the Company’s 2006 operating results as follows, “Our Company experienced outstanding organic growth in 2006 with an increase in total assets of $229.1 million, or 22%.  Operating results for the year were negatively impacted by the need to fuel this significant growth with sizeable increases in overhead, such as salary expense and occupancy expense.  Achieving this growth in a period of historically low net interest margins due to the inverted yield curve and unprecedented competition for core deposits in each of our markets also impacted our results.”  He continued, “Our investments in new markets and locations has fueled this five-year period of significant growth for our Company.  While we anticipate rapid growth in our two newest markets, Milwaukee and Rockford, the pace of growth is expected to be more deliberate in the Cedar Rapids market as our Cedar Rapids Bank & Trust charter enters its sixth year of operations.  In addition, Quad City Bank & Trust will be focused on returning to improved levels of net interest margin and overall earnings performance and its growth rate is likely to moderate.  Our Company is focused on improving our quarter-over-quarter and year-over-year earnings during 2007.”

          Quad City Bank & Trust had total consolidated assets of $826.6 million at December 31, 2006, which was an increase of  $103.0 million from December 31, 2005.  At the close of 2006, Quad City Bank & Trust had net loans/leases of $626.2 million and deposits of $547.4 million, which were increases from December 31, 2005 of 21% and 15%, respectively.  The bank realized after-tax net income of $1.5 million for the fourth quarter of 2006, which was an increase of $244 thousand from $1.3 million for the third quarter of 2006.  The third quarter loss of $100 thousand on the sale of a foreclosed asset, in combination with the fourth quarter increase in net interest income of $185 thousand, contributed significantly to the quarter-to-quarter increase in net income.  For 2006, earnings for the bank were $6.3 million, which is a decrease of $368 thousand, or 6%, from one year ago.  Mr. Bauer noted that,  “In 2007, Quad City Bank & Trust’s senior management team is focused on providing the Company with the core earnings necessary for the Company’s market expansion and enhancement of earnings performance.”

          Mr. Hultquist added, “Previously, we announced our hiring of a team of bankers in the Milwaukee market, who since June have operated as a branch of Rockford Bank & Trust.  Current expectations are that the Company will obtain its fourth bank charter early in 2007, and this branch will be converted into First Wisconsin Bank & Trust.”  He concluded, “Recent experience with net interest margin results in each of our markets, and throughout the entire industry, created by extremely competitive pricing on both loans and deposits, will likely result in a longer period of start-up losses for our newest bank charters in Rockford and Milwaukee.  We believe, however, that this impact on current earnings represents our contribution to a long-term investment, which in the future should provide the Company and its stockholders with significant benefits.”

          The Company summarized the 2006 results in the Cedar Rapids, Rockford and Milwaukee markets as follows:

•

Cedar Rapids Bank & Trust, which opened in 2001, reached total assets of $342.6 million at December 31, 2006, for an increase of $52.7 million from December 31, 2005.  For 2006, earnings for the bank were $1.6 million, which is an increase of $559 thousand, or 52%, from one year ago.

•

Rockford Bank & Trust, which opened in 2005, reached total assets in the Rockford market of $90.6 million, for an increase of $49.3 million from December 31, 2005.  Rockford only operations resulted in a somewhat higher than expected 2006 net operating loss of $1.1 million, compared to 2005 losses of $1.2 million.

•

During 2006, the Milwaukee market operations contributed $16.1 million to net loan growth and $16.8 million to deposit growth.  The Milwaukee market normalized start-up losses during 2006 were $705 thousand as anticipated. Including the impact of the $992 thousand loan loss provision previously discussed, the Milwaukee start-up losses were $1.4 million.

•

M2 Lease Funds, acquired in August 2005 in the Milwaukee market, reached total assets of $56.3 million at December 31, 2006, an increase of $17.7 million from December 31, 2005 and generated 2006 pretax net income of $876 thousand.

          QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City, Cedar Rapids, Rockford and Milwaukee communities through its wholly owned subsidiary banks.  Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services.  The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois and commercial leasing through its 80% owned subsidiary, M2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

          Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “see,” “suggest,” “appear,” “plan,” “intend,” “estimate,” “annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

          A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of

(dollars in thousands, except share data)	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2004

SELECTED BALANCE SHEET DATA
Total assets	$1,271,675	$1,241,258	$1,042,614	$870,084
Securities	$194,774	$188,304	$182,365	$149,561
Total loans/leases	$960,747	$942,968	$756,254	$648,351
Allowance for estimated loan/lease losses	$10,612	$10,435	$8,884	$9,262
Total deposits	$875,447	$873,253	$698,504	$588,016
Total stockholders’ equity	$70,883	$57,629	$54,467	$50,774
Common shares outstanding	4,560,629	4,554,054	4,531,224	4,496,730
Book value per common share	$12.72	$12.65	$12.02	$11.29
Closing stock price	$17.66	$17.30	$19.70	$21.00
Market capitalization	$80,541	$78,785	$89,265	$94,431
Market price/book value	138.87%	136.71%	163.89%	185.98%
Full time equivalent employees	329	338	305	243
Tier 1 leverage capital ratio	7.21%	6.10%	6.87%	7.81%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of

(dollars in thousands)	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2004

ANALYSIS OF LOAN DATA
Nonaccrual loans/leases	$6,538	$7,834	$2,579	$7,608
Accruing loans/leases past due 90 days or more	755	230	604	1,133
Other real estate owned	93	306	545	1,925

Total nonperforming assets	$7,386	$8,370	$3,728	$10,666
Net charge-offs (calendar year-to-date)	$1,556	$73	$1,689	$753
Loan/lease mix:
Commercial loans	$747,231	$738,542	$593,741	$532,830
Direct financing leases	53,765	48,275	35,700	—
Real estate loans	81,482	79,454	59,536	59,611
Installment and other consumer loans	78,269	76,697	67,277	55,910

Total loans/leases	$960,747	$942,968	$756,254	$648,351
ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing	$124,184	$114,921	$114,176	$109,362
Interest-bearing	751,263	758,332	584,328	478,654

Total deposits	$875,447	$873,253	$698,504	$588,016
Interest-bearing deposit mix:
Nonmaturity deposits	$334,009	$330,428	$276,282	$320,297
Certificates of deposit	345,847	354,474	272,030	129,555
Brokered certificates of deposit	71,407	73,430	36,016	28,802

Total interest-bearing deposits	$751,263	$758,332	$584,328	$478,654

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

For the Quarter Ended	For the Twelve Months Ended

(dollars in thousands, except per share data)	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005

SELECTED INCOME STATEMENT DATA
Interest income	$19,339	$18,373	$13,967	$68,803	$48,688
Interest expense	11,496	10,689	6,665	38,907	21,281

Net interest income	7,843	7,684	7,302	29,896	27,407
Provision for loan/lease losses	1,660	729	341	3,284	877

Net interest income after provision for loan/lease losses	6,183	6,955	6,961	26,612	26,530
Noninterest income	2,848	2,742	2,613	11,983	10,073
Noninterest expense	8,786	9,007	7,647	34,669	29,433

Income before taxes	245	690	1,927	3,926	7,170
Minority interest in income of consolidated subsidiary	119	45	57	266	78
Income tax expense	(120)	125	602	858	2,282

Net income	$246	$520	$1,268	$2,802	$4,810
Earnings per common share (basic)	$0.02	$0.11	$0.28	$0.57	$1.06
Earnings per common share (diluted)	$0.02	$0.11	$0.27	$0.57	$1.04
Earnings per common share (basic) LTM *	$0.57	$0.83	$1.06
AVERAGE BALANCES
Assets	$1,254,010	$1,197,906	$1,012,555	$1,153,537	$934,906
Deposits	$871,735	$848,205	$691,147	$804,633	$628,971
Loans/leases	$942,218	$899,621	$730,093	$855,872	$682,858
Total stockholders’ equity	$63,366	$56,790	$53,924	$57,763	$52,650
Common stockholders’ equity	$56,921	$56,790	$53,924	$55,780	$52,650
KEY RATIOS
Return on average assets (annualized)	0.08%	0.17%	0.50%	0.24%	0.51%
Return on average common equity (annualized)	1.73%	3.66%	9.41%	5.02%	9.14%
Price earnings ratio LTM *	30.98	x	20.84	x	18.58	x	30.98	x	18.58	x
Net interest margin (TEY)	2.78%	2.84%	3.21%	2.87%	3.25%
Nonperforming assets / total assets	0.58%	0.67%	0.36%	0.58%	0.36%
Net charge-offs / average loans/leases	0.16%	0.00%	0.06%	0.18%	0.25%
Allowance / total loans/leases	1.10%	1.11%	1.17%	1.10%	1.17%
Efficiency ratio	82.18%	86.39%	77.13%	82.78%	78.53%

*	LTM: Last twelve months

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Twelve Months Ended

(dollars in thousands, except share data)	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005

ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing costs	$484	$477	$463	$1,948	$1,782
Trust department fees	739	788	687	3,050	2,819
Deposit service fees	506	478	418	1,928	1,583
Gain on sales of loans, net	279	219	374	992	1,254
Securities gains (losses), net	—	71	—	(143)	—
Gains (losses) on sale of foreclosed assets	14	(100)	—	664	42
Earnings on cash surrender value of life insurance	194	152	163	759	656
Investment advisory and management fees	267	286	176	1,216	692
Other	365	371	332	1,569	1,245

Total noninterest income	$2,848	$2,742	$2,613	$11,983	$10,073
ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$5,591	$5,511	$4,257	$21,263	$16,459
Professional and data processing fees	753	880	809	3,192	2,865
Advertising and marketing	351	390	323	1,368	1,221
Occupancy and equipment expense	934	1,304	1,155	4,763	4,316
Stationery and supplies	174	160	171	671	646
Postage and telephone	246	242	225	961	843
Bank service charges	154	151	130	584	517
Insurance	164	161	142	612	594
Loss on disposal of fixed assets	36	—	—	36	332
Other	383	208	435	1,219	1,640

Total noninterest expenses	$8,786	$9,007	$7,647	$34,669	$29,433
WEIGHTED AVERAGE SHARES
Common shares outstanding (a)	4,559,513	4,553,589	4,530,335	4,609,626	4,518,162
Incremental shares from assumed conversion:
Options and Employee Stock Purchase Plan	41,862	37,240	87,156	43,603	98,394

Adjusted weighted average shares (b)	4,601,375	4,590,829	4,617,491	4,653,229	4,616,556

(a) Denominator for Basic Earnings Per Share
(b) Denominator for Diluted Earnings Per Share